Exhibit 1.01

Maxwell Technologies, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2014
This Conflict Minerals Report (“Report”) for the year ended December 31, 2014 has been prepared in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 (“Rule 13p-1”). Certain terms in this Report are defined in Rule 13p-1, and the reader is referred to this Rule and to Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for these definitions.
Conflict Minerals, as defined under Rule 13p-1, include tin, tantalum, tungsten or gold, or their derivatives. Maxwell Technologies, Inc. ("Maxwell" or the "Company") manufactures, or contracts to manufacture, the following High Reliability products containing Conflict Minerals necessary to the functionality or production of the products:

•
Ultracapacitors, which are energy storage devices providing highly reliable energy storage and power delivery solutions for applications in multiple industries, including transportation, automotive, information technology, renewable energy and industrial electronics;

•
High-Voltage Capacitors, including grading and coupling capacitors and capacitive voltage dividers that are used to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy; and

•	Radiation-Hardened Microelectronic Products, including single board computers and components incorporating Maxwell’s proprietary technology that enables them to perform reliably in space.
In accordance with Rule 13p-1, Maxwell undertook due diligence to determine the source and chain of custody of Conflict Minerals necessary to the production or functionality of its products. In conducting its due diligence, Maxwell applied the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”), an internationally recognized due diligence framework. The objective of this due diligence is to determine whether Conflict Minerals originated in the Democratic Republic of the Congo or an Adjoining Country (collectively defined as the “Covered Countries”), and if so, whether sourcing practices directly or indirectly financed or benefited Armed Groups in the Covered Countries. Under Rule 13p-1, “DRC conflict free” refers to products for which sourcing practices did not directly or indirectly finance or benefit Armed Groups in the Covered Countries. In this Report, Maxwell uses the term “conflict-free” more broadly to refer to suppliers, smelters and refiners that source Conflict Minerals without funding conflict as described above.
Maxwell exercised reasonable due diligence to determine the source and chain of custody of its Conflict Minerals in accordance with the OECD Due Diligence Guidance. These procedures included the following:

•	Formed a steering committee with executive leadership responsible for overseeing the Company’s compliance with Rule 13p-1, including the design and execution of a due diligence plan;

•	Established a Conflict Mineral Policy and published the policy on its publically-available internet site;

•
Determined in-scope suppliers of materials and components that contain or may contain Conflict Minerals and conducted supply chain surveys to assess the usage of Conflict Minerals and to identify the smelter and refiners of Conflict Minerals in the Company’s supply chain;

•	Implemented a third party software program to assist with the execution of the Company's 2014 conflict minerals due diligence program;

•	Implemented a standard purchasing agreement template containing provisions requiring key suppliers to meet the standards in our Conflict Minerals Policy;

•	Reviewed and evaluated responses received from in-scope suppliers for completeness and reasonableness and conducted several rounds of follow up on incomplete responses;

•
Evaluated smelting and refining facilities identified in the Company’s supply chains for Conflict Minerals against the list of smelters and refiners that have been designated as “conflict-free” under the Conflict-Free Smelter Program sponsored by the Electronics Industry Citizen Coalition and the Global e-Sustainability Initiative ("EICC-GeSI"); and,

•	Assigned a risk score to each of its suppliers of Conflict Minerals based on mineral sourcing practices in order to determine corrective actions and further due diligence measures to be performed.
For the supply chain surveys described above, Maxwell conducted these surveys utilizing the Conflict Mineral Reporting Template developed by EICC-GeSI. All responses received from suppliers were reviewed and evaluated for reasonableness and completeness and all identified smelters and refiners were checked against the EICC-GeSI list of certified “conflict-free” smelters and refiners to determine whether the facility has been independently certified as “conflict-free”. To date, not all suppliers have responded to Maxwell’s survey, and for those suppliers which did respond, many responses were incomplete in that not all of the indirect suppliers underlying Maxwell’s direct suppliers have provided complete location of origin information for Conflict Minerals. Therefore, the source and chain of custody information for Conflict Minerals included in Maxwell’s products is currently incomplete. Further, to date, very few smelters and refiners have been designated as “conflict-free” under the EICC-GeSI Conflict Free Smelter Program.
Below is a summary of the number of suppliers surveyed for each product line and the responses received to date:

•	For Ultracapacitor products, 59 suppliers were surveyed and approximately 96% of suppliers have provided a survey response.

•	For High-Voltage Capacitor products, 6 suppliers were surveyed and 100% of suppliers have provided a survey response.

•	For Radiation-Hardened Microelectronic products, 50 suppliers were surveyed and approximately 97% of suppliers have provided a survey response.
Identified smelters and refiners and countries of origin for Conflict Minerals included in the Company’s products, to the extent known, are listed in attachment A to this Report.
For the 2015 compliance period, Maxwell plans to continue to execute due diligence measures to determine the source and chain of custody of its Conflict Minerals and to further mitigate the risk that its necessary Conflict Minerals fund conflict in the DRC. Specifically, Maxwell intends to focus on the following procedures:

•	Design additional risk mitigation measures for high risk suppliers and implement corrective action plans for these suppliers;

•	Develop a plan to roll out new standard purchasing agreements, containing provisions requiring compliance with Maxwell's Conflict Minerals Policy, to our current key suppliers;

•
Conduct supply chain surveys on the source and chain of custody of Conflict Minerals for the 2015 compliance period with the objective of obtaining current sourcing information for 2015 and improving the completeness of source and chain of custody information for Conflict Minerals in the Company’s products.

•	Engage an independent auditor to perform an audit of the Company's due diligence program for the 2015 compliance period.

Attachment A

Metal	Smelter Reference List	Country	Smelter ID
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery ? Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	China National Gold Group Corporation	CHINA	CID000242
Gold	Chugai Mining	JAPAN	CID000264
Gold	Colt Refining	UNITED STATES	CID000288
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359
Gold	Doduco	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	Johnson Matthey Inc.	UNITED STATES	CID000920
Gold	Johnson Matthey Limited	CANADA	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Attachment A

Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Schone Edelmetaal	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Attachment A

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540

Attachment A

Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307
Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232
Tin	Alpha	UNITED STATES	CID000292
Tin	Caridad	MEXICO	Unknown
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL	Unknown
Tin	China Rare Metal Materials Company	CHINA	CID000244
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278
Tin	Cooper Santa	BRAZIL	CID000295
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV JusTindo	INDONESIA	CID000307
Tin	CV Makmur Jaya	INDONESIA	CID000308
Tin	CV Nurjanah	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Unknown
Tin	Fenix Metals	POLAND	CID000468
Tin	Gebruder Kemper GMBH	Germany	Unknown
Tin	GEJIU GOLD SMELTER MINERALS CO.,LTD	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Zi-Li	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Nanshan	CHINA	CID000864
Tin	Linwu Xianggui Smelter Co	CHINA	CID001063
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Malaysia Smelting Corporation Berhad	MALAYSIA	Unknown
Tin	Materials Eco-Refining CO.,LTD	JAPAN	Unknown
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	Metallo Chimique	BELGIUM	CID001143
Tin	Metalor USA Refining Corporation	UNITED STATES	Unknown
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182

Attachment A

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Nathan Trotter & Co	UNITED STATES	Unknown
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT HP Metals Indonesia	INDONESIA	CID001445
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Koba Tin	INDONESIA	CID001449
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Tambang Timah	INDONESIA	CID001477
Tin	PT Timah (Persero), Tbk	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais, Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513

Attachment A

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095